Exhibit 99.1

January 30, 2019

Press Release

Source:	Farmers National Banc Corp.

Kevin J. Helmick, President and CEO

20 South Broad Street, P.O. Box 555

Canfield, OH 44406

330.533.3341

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2018 FOURTH QUARTER FINANCIAL RESULTS

•	Record net income for 2018 of $32.6 million, 43.4% higher than 2017

•	Record net income for the quarter of $8.7 million, 7.5% higher than most recent quarter

•	144 consecutive quarters of profitability

•	Annualized return on average assets was 1.50% and annualized return on average equity 13.65% for the quarter ended December 31, 2018

•	10% loan growth since December 31, 2017

•	Non-performing assets to total assets remain at low levels, 0.33% at December 31, 2018

CANFIELD, Ohio (January 30, 2019) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three months and year ended December 31, 2018.

Net income for the three months ended December 31, 2018 was $8.7 million, or $0.31 per diluted share, which compares to $5.2 million, or $0.19 per diluted share, for the three months ended December 31, 2017 and $8.1 million, or $0.29 per diluted share, for the linked quarter. Annualized return on average assets and return on average equity were 1.50% and 13.65%, respectively, for the three month period ending December 31, 2018, compared to 0.96% and 8.60% for the same three month period in 2017, and 1.42% and 12.80% for the linked quarter. Farmers’ return on average tangible equity (Non-GAAP) was 16.68% for the quarter ended December 31, 2018 compared to 10.69% for the same quarter in 2017 and 15.70% for the linked quarter.

Net income for the twelve months ended December 31, 2018 was $32.6 million, or $1.16 per diluted share, compared to $22.7 million or $0.82 per diluted share for the same twelve month period in 2017. Return on average assets and return on average equity were 1.46% and 13.13%, respectively, for the twelve months ended December 31, 2018, compared to 1.09% and 9.92% for the same period in 2017. Farmers’ return on average tangible equity (Non-GAAP) was 16.02% for the twelve month period ended December 31, 2018 compared to 12.36% for the same period in 2017.

On December 22, 2017, H.R.1, known as the “Tax Cuts and Jobs Act,” was signed into law. H.R.1, among other things, reduced the corporate income tax rate to 21% effective January 1, 2018. As a result of passage of the new tax law, Farmers effective tax rate decreased from 31.5% for the twelve months ended December 31, 2017 to 14.9% for the twelve months ended December 31, 2018. With the enactment of the new tax law, Farmers was required to remeasure its net deferred tax asset to the current enacted statutory tax rate. The remeasurement of the net deferred tax asset in the fourth quarter of 2017 reduced the net deferred tax asset and increased federal income tax expense by approximately $1.8 million. This represented an impact on earnings per share of approximately $0.06 per diluted share for that fourth quarter, based on that quarter’s weighted average diluted shares outstanding of approximately 28 million.

Kevin J. Helmick, President and CEO, stated, “We are pleased to report record net income for the quarter and for all of 2018. This is a result of the successful execution of our strategic plan, including the integration of several acquisitions over the previous 3 years. Our performance was a result of many positive factors, including continued strong loan growth and strong growth in non-interest income, low levels of credit costs and well controlled non-interest expenses.”

2018 Fourth Quarter Financial Highlights

•	Loan growth

Total loans were $1.74 billion at December 31, 2018, compared to $1.58 billion at December 31, 2017, representing an increase of 10.1%. The increase in loans is a direct result of Farmers’ focus on loan growth utilizing a talented lending and credit team, while adhering to a sound underwriting discipline. The increase in loans has occurred in the commercial and commercial real estate, residential real estate and agricultural loan portfolios. Loans now comprise 79.4% of the Bank’s average earning assets for the quarter ended December 31, 2018, an improvement compared to 77.9% for the same period in 2017. This improvement, along with the interest rate environment, has resulted in a 16.4% increase in loan income in the fourth quarter of 2018 compared to the same quarter in 2017.

•	Loan quality

Non-performing assets to total assets remain at a low level, currently at 0.33%. Early stage delinquencies also continue to remain at low levels, at $8.9 million, or 0.51% of total loans, at December 31, 2018. Net charge-offs for the current quarter were $310 thousand, compared to $189 thousand in the same quarter in 2017 and annualized net charge-offs as a percentage of average net loans outstanding is only 0.07% for the quarter ended December 31, 2018. Lending to the energy sector is insignificant and less than 1% of the loan portfolio.

•	Net interest margin

The net interest margin for the three months ended December 31, 2018 was 3.80%, an 18 basis points decrease from the quarter ended December 31, 2017. In comparing the fourth quarter of 2018 to the same period in 2017, asset yields increased 22 basis points, while the cost of interest-bearing liabilities increased 54 basis points. Most of this increase was the result of higher rates paid on short-term borrowings, interest-bearing demand deposits and time deposits, which is consistent with increases in the federal funds sold rate. The net interest margin is impacted by the additional accretion as a result of the discounted loan portfolios acquired in the previous mergers, which increased the net interest margin by 5 and 3 basis points for the quarters ended December 31, 2018 and 2017, respectively.

•	Noninterest income

Noninterest income increased 10.8% to $6.7 million for the quarter ended December 31, 2018 compared to $6.1 million in the same quarter of 2017. Trust fees increased $130 thousand or 8% in comparing the fourth quarter of 2018 to the same quarter in 2017. In the fourth quarter of 2018 security gains increased $255 thousand, other operating income increased $170 thousand or 76% and insurance agency commissions increased $112 thousand or 21% from the fourth quarter in 2017. These increases were offset by a drop in retirement plan consulting fees of $95 thousand or 20%.

•	Noninterest expenses

Farmers has remained committed to managing its level of noninterest expenses. Total noninterest expenses for the fourth quarter of 2018 increased 6.4% to $16.0 million compared to $15.0 million in the same quarter in 2017, primarily a result of increases in salaries and employee benefits of $747 thousand (which included a $390 thousand increase in salaries and a $381 thousand increase in health insurance expense due to higher claims in the fourth quarter), and a $373 thousand increase in other operation expenses. These increased expenses were offset by a $268 thousand decrease in merger related costs as a result of a $180 thousand reduction to the earnout liability associated with a prior acquisition. It is important to note that annualized noninterest expenses measured as a percentage of quarterly average assets remained low at 2.79% and 2.78% in the fourth quarters of 2018 and 2017, respectively.

•	Efficiency ratio

The efficiency ratio for the quarter ended December 31, 2018 improved to 57.73% compared to 58.40% for the same quarter in 2017. The main factors leading to this improvement were the increase in net interest income and noninterest income and a lower level of noninterest expenses relative to average assets as explained in the preceding paragraphs.

2019 Outlook

Mr. Helmick added, “We will look to enhance our wealth management and digital offerings as we anticipate maintaining the momentum from our diversified businesses to sustain strong performance in 2019.”

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $2.3 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 41 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, Farmers Trust Company, which operates four trust offices and offers services in the same geographic markets, and National Associates, Inc. Total wealth management assets under care at December 31, 2018 are $2.6 billion. Farmers National Insurance, LLC and Bowers Insurance Agency, Inc., wholly-owned subsidiaries of The Farmers National Bank of Canfield, offer a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity and net income excluding costs related to acquisition activities, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2017, which has been filed with the Securities and Exchange Commission (SEC) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,	Percent
	2018	2018	2018	2018	2017	2018	2017	Change
Total interest income	$24,447	$23,563	$22,474	$21,282	$21,084	$91,766	$80,527	14.0%
Total interest expense	4,373	3,644	2,912	2,336	2,017	13,265	6,881	92.8%

Net interest income	20,074	19,919	19,562	18,946	19,067	78,501	73,646	6.6%
Provision for loan losses	525	950	750	775	400	3,000	3,350	-10.4%
Noninterest income	6,705	6,478	6,306	6,010	6,051	25,499	24,051	6.0%
Acquisition related costs	(180)	0	0	25	88	(155)	888	-117.5%
Other expense	16,163	16,180	15,458	15,071	15,216	62,872	60,298	3.6%

Income before income taxes	10,271	9,267	9,660	9,085	9,414	38,283	33,161	16.8%
Income taxes	1,585	1,183	1,587	1,359	4,179	5,714	10,450	-43.3%

Net income	$8,686	$8,084	$8,073	$7,726	$5,235	$32,569	$22,711	43.4%

Average basic shares outstanding	27,781	27,695	27,641	27,918	27,941	27,675	27,568
Basic earnings per share	0.31	0.29	0.29	0.28	0.19	1.18	0.82
Diluted earnings per share	0.31	0.29	0.29	0.28	0.19	1.16	0.82
Cash dividends	2,223	2,222	1,935	1,935	1,653	8,315	6,012
Cash dividends per share	0.08	0.08	0.07	0.07	0.06	0.30	0.22
Performance Ratios
Net Interest Margin (Annualized)	3.80%	3.86%	3.93%	3.92%	3.98%	3.87%	3.99%
Efficiency Ratio (Tax equivalent basis)	57.73%	58.70%	57.31%	57.98%	58.40%	57.93%	59.20%
Return on Average Assets (Annualized)	1.50%	1.42%	1.47%	1.45%	0.96%	1.46%	1.09%
Return on Average Equity (Annualized)	13.65%	12.80%	13.28%	13.03%	8.60%	13.13%	9.92%
Dividends to Net Income	25.59%	27.49%	23.97%	25.05%	31.58%	25.53%	26.47%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.54%	1.46%	1.50%	1.46%	0.99%	1.49%	1.11%
Return on Average Tangible Equity	16.68%	15.70%	16.24%	15.84%	10.69%	16.02%	12.36%
Return on Average Tangible Equity excluding acquisition costs and deferred tax asset adjustments	16.34%	15.70%	16.24%	15.88%	14.25%	15.95%	13.48%

Consolidated Statements of Financial Condition

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2018	2018	2018	2018	2017
Assets
Cash and cash equivalents	$57,926	$75,635	$76,623	$52,149	$57,614
Securities available for sale	402,190	389,996	388,890	384,396	392,937
Equity securities	7,130	6,892	6,344	6,009	5,579
Loans held for sale	1,237	1,428	1,987	399	272
Loans	1,735,840	1,691,532	1,639,191	1,599,339	1,577,381
Less allowance for loan losses	13,592	13,377	12,764	12,550	12,315

Net Loans	1,722,248	1,678,155	1,626,427	1,586,789	1,565,066

Other assets	137,999	140,572	137,668	137,775	137,601

Total Assets	$2,328,730	$2,292,678	$2,237,939	$2,167,517	$2,159,069

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$421,950	$426,689	$420,991	$402,499	$412,346
Interest-bearing	1,377,770	1,332,022	1,229,346	1,234,660	1,192,373

Total deposits	1,799,720	1,758,711	1,650,337	1,637,159	1,604,719
Other interest-bearing liabilities	250,792	270,273	322,565	274,816	296,559
Other liabilities	15,898	14,905	17,527	14,302	15,717

Total liabilities	2,066,410	2,043,889	1,990,429	1,926,277	1,916,995
Stockholders’ Equity	262,320	248,789	247,510	241,240	242,074

Total Liabilities and Stockholders’ Equity	$2,328,730	$2,292,678	$2,237,939	$2,167,517	$2,159,069

Period-end shares outstanding	27,792	27,777	27,641	27,641	27,544
Book value per share	$9.44	$8.96	$8.95	$8.73	$8.79
Tangible book value per share (Non-GAAP)*	7.86	7.36	7.34	7.10	7.14

*	Tangible book value per share is calculated by dividing tangible common equity by average outstanding shares

Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	12.18%	12.13%	12.11%	12.06%	11.86%
Total Risk Based Capital Ratio (a)	12.91%	13.00%	12.97%	12.94%	12.73%
Tier 1 Risk Based Capital Ratio (a)	12.18%	12.26%	12.24%	12.19%	11.99%
Tier 1 Leverage Ratio (a)	9.84%	9.87%	9.81%	9.68%	9.50%
Equity to Asset Ratio	11.26%	10.85%	11.06%	11.13%	11.21%
Tangible Common Equity Ratio	9.56%	9.09%	9.25%	9.24%	9.31%
Net Loans to Assets	73.96%	73.20%	72.68%	73.21%	72.49%
Loans to Deposits	96.45%	96.18%	99.32%	97.69%	98.30%
Asset Quality
Non-performing loans	$7,731	$9,222	$8,406	$7,893	$7,695
Other Real Estate Owned	0	0	0	59	171
Non-performing assets	7,731	9,222	8,406	7,952	7,866
Loans 30 - 89 days delinquent	8,877	10,626	10,636	6,973	10,191
Charged-off loans	753	544	777	782	809
Recoveries	443	207	241	242	620
Net Charge-offs	310	337	536	540	189
Annualized Net Charge-offs to Average Net Loans Outstanding	0.07%	0.08%	0.13%	0.14%	0.05%
Allowance for Loan Losses to Total Loans	0.78%	0.79%	0.78%	0.78%	0.78%
Non-performing Loans to Total Loans	0.45%	0.55%	0.51%	0.49%	0.49%
Allowance to Non-performing Loans	175.81%	145.06%	151.84%	159.00%	160.04%
Non-performing Assets to Total Assets	0.33%	0.40%	0.38%	0.37%	0.36%

(a)	December 31, 2018 ratio is estimated

Reconciliation of Total Assets to Tangible Assets

						For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2018	2018	2018	2018	2017	2018	2017
Total Assets	$2,328,730	$2,292,678	$2,237,939	$2,167,517	$2,159,069	$2,328,730	$2,159,069
Less Goodwill and other intangibles	43,952	44,305	44,661	45,015	45,369	43,952	45,369

Tangible Assets	$2,284,778	$2,248,373	$2,193,278	$2,122,502	$2,113,700	$2,284,778	$2,113,700

Average Assets	2,301,847	2,255,049	2,199,960	2,162,706	2,158,895	2,230,380	2,082,447
Less average Goodwill and other intangibles	44,185	44,541	44,893	45,248	45,622	44,712	45,146

Average Tangible Assets	$2,257,662	$2,210,508	$2,155,067	$2,117,458	$2,113,273	$2,185,668	$2,037,301

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

						For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2018	2018	2018	2018	2017	2018	2017
Stockholders’ Equity	$262,320	$248,789	$247,510	$241,240	$242,074	$262,320	$242,074
Less Goodwill and other intangibles	43,952	44,305	44,661	45,015	45,369	43,952	45,369

Tangible Common Equity	$218,368	$204,484	$202,849	$196,225	$196,705	$218,368	$196,705

Average Stockholders’ Equity	252,449	250,503	243,792	240,387	241,554	247,965	228,963
Less average Goodwill and other intangibles	44,185	44,541	44,893	45,248	45,622	44,712	45,146

Average Tangible Common Equity	$208,264	$205,962	$198,899	$195,139	$195,932	$203,253	$183,817

Reconciliation of Net Income, Excluding Acquisition Related Costs and Deferred Tax Asset Adjustments

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2018	2018	2018	2018	2017	2018	2017
Net income	$8,686	$8,084	$8,073	$7,726	$5,235	$32,569	$22,711
Acquisition related costs - tax equated	(180)	0	0	22	(48)	(158)	283
Deferred tax asset adjustments	0	0	0	0	1,793	0	1,793

Net income - Adjusted	$8,506	$8,084	$8,073	$7,748	$6,980	$32,411	$24,787

Average basic shares outstanding	27,781	27,695	27,641	27,918	27,941	27,675	27,568
EPS excluding acquisition costs and deferred tax asset adjustments	$0.31	$0.29	$0.29	$0.28	$0.25	$1.17	$0.90

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
End of Period Loan Balances	2018	2018	2018	2018	2017
Commercial real estate	$579,481	$562,272	$523,417	$511,628	$513,707
Commercial	245,172	233,188	232,672	231,498	220,441
Residential real estate	492,887	489,851	479,486	472,350	469,442
Consumer	216,284	220,826	219,138	210,088	207,851
Agricultural loans	199,013	182,038	181,173	170,725	163,081

Total, excluding net deferred loan costs	$1,732,837	$1,688,175	$1,635,886	$1,596,289	$1,574,522

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Noninterest Income	2018	2018	2018	2018	2017
Service charges on deposit accounts	$1,115	$1,151	$985	$1,003	$1,060
Bank owned life insurance income	221	219	219	222	246
Trust fees	1,752	1,827	1,740	1,807	1,622
Insurance agency commissions	642	567	713	699	530
Security gains	260	(34)	27	18	5
Retirement plan consulting fees	370	470	465	379	465
Investment commissions	259	273	315	256	260
Net gains on sale of loans	832	804	606	487	810
Debit card and EFT fees	861	814	870	806	830
Other operating income	393	387	366	333	223

Total Noninterest Income	$6,705	$6,478	$6,306	$6,010	$6,051

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Noninterest Expense	2018	2018	2018	2018	2017
Salaries and employee benefits	$9,444	$8,966	$8,828	$8,738	$8,697
Occupancy and equipment	1,566	1,597	1,611	1,704	1,528
State and local taxes	474	475	479	459	386
Professional fees	734	687	737	698	643
Merger related costs	(180)	0	0	25	88
Advertising	416	489	379	275	561
FDIC insurance	234	218	225	222	165
Intangible amortization	355	354	355	354	386
Core processing charges	762	778	794	739	806
Telephone and data	288	298	238	237	241
Other operating expenses	1,890	2,318	1,812	1,645	1,517

Total Noninterest Expense	$15,983	$16,180	$15,458	$15,096	$15,018

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	December 31, 2018			December 31, 2017
	AVERAGE			AVERAGE
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,706,008	$21,424	4.98%	$1,546,368	$18,411	4.72%
Taxable securities	199,472	1,241	2.47	210,913	1,245	2.34
Tax-exempt securities (2)	202,241	1,936	3.80	180,539	1,976	4.34
Equity securities	11,822	185	6.21	10,516	163	6.15
Federal funds sold and other	29,663	154	2.06	36,661	123	1.33

Total earning assets	2,149,206	24,940	4.60	1,984,997	21,918	4.38
Nonearning assets	152,641			173,898

Total assets	$2,301,847			$2,158,895

INTEREST-BEARING LIABILITIES
Time deposits	$324,696	$1,349	1.65%	$255,414	$732	1.14%
Brokered time deposits	272	2	2.35	0	0	0
Savings deposits	438,008	284	0.26	512,034	186	0.14
Demand deposits	578,470	1,128	0.77	429,603	359	0.33
Short term borrowings	264,371	1,562	2.34	282,026	695	0.98
Long term borrowings	6,089	48	3.13	7,684	45	2.32

Total interest-bearing liabilities	$1,611,906	4,373	1.08	$1,486,761	2,017	0.54

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits	423,576			414,719
Other liabilities	13,916			15,861
Stockholders’ equity	252,449			241,554

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,301,847			$2,158,895

Net interest income and interest rate spread		$20,567	3.52%		$19,901	3.84%

Net interest margin			3.80%			3.98%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2018, adjustments of $92 thousand and $401 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2017, adjustments of $148 thousand and $686 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21% for 2018 and 35% for 2017, less disallowances.

	Twelve Months Ended			Twelve Months Ended
	December 31, 2018			December 31, 2017
	AVERAGE			AVERAGE
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,632,541	$80,192	4.91%	$1,493,550	$70,573	4.73%
Taxable securities	202,270	4,928	2.44	213,634	4,899	2.29
Tax-exempt securities	194,302	7,195	3.70	167,824	7,293	4.35
Equity securities (2)	11,382	652	5.73	10,285	537	5.22
Federal funds sold and other	34,006	644	1.89	37,880	394	1.04

Total earning assets	2,074,501	93,611	4.51	1,923,173	83,696	4.35
Nonearning assets	155,879			159,274

Total assets	$2,230,380			$2,082,447

INTEREST-BEARING LIABILITIES
Time deposits	$293,725	$4,210	1.43%	$242,650	$2,565	1.06%
Brokered time deposits	68	2	2.35	0	0	0
Savings deposits	465,283	1,015	0.22	521,099	728	0.14
Demand deposits	506,099	2,912	0.58	405,062	1,197	0.30
Short term borrowings	281,063	4,936	1.76	270,949	2,167	0.80
Long term borrowings	6,491	190	2.93	9,739	224	2.30

Total interest-bearing liabilities	$1,552,729	13,265	0.85	$1,449,499	6,881	0.47

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits	$415,968			$390,230
Other liabilities	13,718			13,755
Stockholders’ equity	247,965			228,963

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,230,380			$2,082,447

Net interest income and interest rate spread		$80,346	3.66%		$76,815	3.88%

Net interest margin			3.87%			3.99%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2018, adjustments of $357 thousand and $1.5 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2017, adjustments of $639 thousand and $2.5 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21% for 2018 and 35% for 2017, less disallowances.